October 3, 1994



AMERCO
1325 Airmotive Way, Suite 100
Reno, Nevada 89502


          RE:  Registration Statement on Form S-2
               (File No.  33-54289).


Gentlemen:

          You have requested our opinion as special Nevada counsel for AMERCO, a Nevada corporation ("AMERCO"), in connection with the proposed offer and sale by AMERCO of up to 500,000 shares of its Sophia Shoen Common
Stock currently held by Sophia M. Shoen ("Sophia Shoen Common Stock").   The
Sophia Shoen Common Stock is the subject of a Registration Statement on Form S-2 (File No. 33-54289) (the "Registration Statement").

     In connection with this opinion, we have examined:

          1.   Registration Statement;

          2. the Underwriting Agreement (the "Underwriting Agreement") in the form of Exhibit One to the Registration Statement among AMERCO, Sophia M. Shoen, and the parties designated as "Representatives" of the several "Underwriters" named therein;

          3. the Articles of Incorporation of AMERCO, as amended, certified by the Nevada Secretary of State; and

          4.   the Bylaws of AMERCO certified by the Secretary of AMERCO;

          5. resolutions heretofore adopted by the Board of Directors of AMERCO authorizing the issuance of the Sophia Shoen Common Stock;

          6. a copy of the stock certificate for the Sophia Shoen Common Stock; and

          7. opinion of Snell & Wilmer, in the form attached hereto as Exhibit A.

     We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.


     In rendering the opinion set forth herein, we have further assumed:

          1. the Registration Statement being declared effective by the Securities and Exchange Commission (the "Commission");

          2. the due execution and delivery by all parties thereto of the proposed form of Underwriting Agreement;

          3. the offering and sale of the Sophia Shoen Common Stock in the manner set forth in the Registration Statement in accordance with the Underwriting Agreement.

     Based upon the foregoing, we are of the opinion that:

     1. The shares of Sophia Shoen Common Stock issued by AMERCO to Sophia Shoen are validly issued, fully paid and nonassessable.

     2. Under the laws of the State of Nevada, no personal liability will attach to the holders of any of the Sophia Shoen Common Stock by reason of their ownership thereof.

     We disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.

     Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

     This opinion is intended solely for the use of AMERCO in connection with the registration of the Sophia Shoen Common Stock. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm; provided, however, we hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement and to the references to this firm contained in the Registration Statement.

                              Very truly yours,



                              LIONEL SAWYER & COLLINS

                              September 30, 1994


AMERCO
1325 Airmotive Way
Suite 100
Reno, Nevada 89502-3239


Gentlemen:

          We are familiar with the pleadings and rulings in the action pending in the Superior Court of Arizona in and for the county of Maricopa entitled Samuel W. Shoen, M.D., et al. v. Edward J. Shoen, et al. (No. CV88-20139) (the "Shareholder Litigation") and with the contested issues in the private arbitration proceedings commenced by Sophia M. Shoen and Paul F. Shoen (the "Arbitration"). Based upon our familiarity with the foregoing, it is our opinion that as of the date of this opinion nothing in the Shareholder Litigation or the Arbitration impairs the right, power, and authority of AMERCO, acting through its current officers and directors, to authorize, execute and deliver the Underwriting Agreement by and among AMERCO, Sophia M. Shoen, and Cruttenden & Company, Inc. and to perform the transactions contemplated thereby.

          Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Arizona.

          We hereby consent to the filing of this opinion as an exhibit to
Exhibit 5 to the Registration Statement filed by AMERCO with the Securities and Exchange Commission (File No. 33-54289) and to the references to this firm contained in such Registration Statement.


                           Very truly yours,

                           SNELL & WILMER